Exhibit (e)(5)(ii)

AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

EQ ADVISORS TRUST – AXA DISTRIBUTORS, LLC – CLASS K SHARES

AMENDMENT NO. 1 to the Amended and Restated Distribution Agreement (“Amendment No. 1”), dated as of April 12, 2012 between EQ Advisors Trust, a Delaware statutory trust (the “Trust”) and AXA Distributors, LLC (the “Distributor”).

The Trust and the Distributor agree to modify and amend the Distribution Agreement, dated as of August 1, 2011 between the Trust and the Distributor (the “Agreement”), relating to the Class K shares. Unless defined herein to the contrary, terms shall have the meaning given to such terms in the Agreement.

1.	New Portfolio. AXA Aggressive Strategy Portfolio is hereby added to the Agreement on the terms and conditions contained in the Agreement.

2.	Name Changes. The names of ATM Core Bond Portfolio and ATM Government Bond Portfolio are changed to EQ/AllianceBernstein Short-Term Bond Portfolio and EQ/AllianceBernstein Short-Term Government Bond, respectively.

3.	Schedule A. Schedule A to the Agreement, setting forth the Portfolios of the Trust for which the Distributor is authorized to distribute Class K shares is hereby replaced in its entirety by Schedule A attached hereto.

Except as modified and amended hereby, the Agreement is hereby ratified and confirmed in full force and effect in accordance with its terms.

IN WITNESS HEREOF, the parties have executed and delivered this Amendment No. 1 as of the date first above set forth.

EQ ADVISORS TRUST		AXA DISTRIBUTORS, LLC

By:	/s/ Steven M. Joenk	By:	/s/ Nicholas B. Lane
Name:	Steven M. Joenk	Name:	Nicholas B. Lane
Title:	President and Chief Executive Officer	Title:	Chairman, President and Chief Executive Officer

SCHEDULE A

AMENDMENT NO. 1

DISTRIBUTION AGREEMENT

CLASS K SHARES

ATM International Portfolio	EQ/Davis New York Venture Portfolio
ATM Large Cap Portfolio	EQ/Equity 500 Index Portfolio
ATM Mid Cap Portfolio	EQ/Equity Growth PLUS Portfolio
ATM Small Cap Portfolio	EQ/Franklin Core Balanced Portfolio
AXA Aggressive Strategy Portfolio	EQ/Franklin Templeton Allocation Portfolio
AXA Balanced Strategy Portfolio	EQ/Global Bond PLUS Portfolio
AXA Conservative Growth Strategy Portfolio	EQ/Global Multi-Sector Equity Portfolio
AXA Conservative Strategy Portfolio	EQ/Intermediate Government Bond Index Portfolio
AXA Growth Strategy Portfolio	EQ/International Core PLUS Portfolio
AXA Moderate Growth Strategy Portfolio	EQ/International ETF Portfolio
AXA Tactical Manager 2000 Portfolio	EQ/International Value PLUS Portfolio
AXA Tactical Manager 400 Portfolio	EQ/JPMorgan Value Opportunities Portfolio
AXA Tactical Manager 500 Portfolio	EQ/Large Cap Core PLUS Portfolio
AXA Tactical Manager International Portfolio	EQ/Large Cap Growth Index Portfolio
AXA Ultra Conservative Strategy Portfolio	EQ/Large Cap Growth PLUS Portfolio
EQ/AllianceBernstein Dynamic Wealth Strategies Portfolio	EQ/Large Cap Value Index Portfolio
EQ/AllianceBernstein International Portfolio	EQ/Large Cap Value PLUS Portfolio
EQ/AllianceBernstein Short-Term Bond	EQ/Lord Abbett Large Cap Core Portfolio
Portfolio (formerly, ATM Core Bond Portfolio)	EQ/Mid Cap Index Portfolio
EQ/AllianceBernstein Short-Term	EQ/Mid Cap Value PLUS Portfolio
Government Bond Portfolio (formerly, ATM	EQ/Money Market Portfolio
Government Bond Portfolio)	EQ/Morgan Stanley Mid Cap Growth Portfolio
EQ/AllianceBernstein Small Cap Growth	EQ/Mutual Large Cap Equity Portfolio
Portfolio	EQ/Oppenheimer Global Portfolio
EQ/AXA Franklin Small Cap Value Core	EQ/Quality Bond PLUS Portfolio
Portfolio	EQ/Small Company Index Portfolio
EQ/BlackRock Basic Value Equity Portfolio	EQ/Templeton Global Equity Portfolio
EQ/Calvert Socially Responsible Portfolio	EQ/Van Kampen Comstock Portfolio
EQ/Capital Guardian Research Portfolio	EQ/Wells Fargo Omega Growth Portfolio
EQ/Common Stock Index Portfolio
EQ/Core Bond Index